Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Bank of America Corporation
Address:	Bank of America Corporate Center 100 N Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	May 30, 2019
Issuer Name and Ticker or Trading Symbol:	Invesco Trust for Investment Grade New York Municipals (VTN)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANK OF AMERICA CORPORATION By: /s/ Ally Pecarro Name: Ally Pecarro Title: Attorney-in-fact Date: June 7, 2019

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	May 30, 2019
Issuer Name and Ticker or Trading Symbol:	Invesco Trust for Investment Grade New York Municipals (VTN)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION By: /s/ Michael Jentis Name: Michael Jentis Title: Authorized Signatory Date: June 7, 2019